Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	August 1, 2018

GRAHAM HOLDINGS COMPANY REPORTS
SECOND QUARTER EARNINGS

ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $46.6 million ($8.63 per share) for the second quarter of 2018, compared to $42.0 million ($7.46 per share) for the second quarter of 2017.
The results for the second quarter of 2018 and 2017 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $65.0 million ($12.05 per share) for the second quarter of 2018, compared to $45.6 million ($8.10 per share) for the second quarter of 2017. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the second quarter of 2018:

•	$6.2 million in interest expense related to the settlement of a mandatorily redeemable noncontrolling interest ($1.14 per share);

•	$11.4 million in debt extinguishment costs (after-tax impact of $8.6 million, or $1.60 per share);

•	$2.6 million in net losses on marketable equity securities (after-tax impact of $1.9 million or $0.36 per share); and

•	$2.3 million in non-operating foreign currency losses (after-tax impact of $1.7 million, or $0.32 per share).
Items included in the Company’s net income for the second quarter of 2017:

•	a $9.2 million goodwill and other long-lived asset impairment charge in other businesses (after-tax impact of $5.8 million, or $1.03 per share); and

•	$3.5 million in non-operating foreign currency gains (after-tax impact of $2.2 million, or $0.39 per share).
Revenue for the second quarter of 2018 was $672.7 million, down 1% from $676.1 million in the second quarter of 2017. Revenues declined at the education division, offset by growth at the television broadcasting and manufacturing businesses. The Company reported operating income of $65.6 million for the second quarter of 2018, compared to $49.7 million for the second quarter of 2017. The operating income increase is driven by higher earnings at the education, television broadcasting and manufacturing businesses.
For the first six months of 2018, the Company reported net income attributable to common shares of $89.5 million ($16.40 per share), compared to $63.1 million ($11.21 per share) for the first six months of 2017. The results for the first six months of 2018 and 2017 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $114.9 million ($21.08 per share) for the first six months of 2018, compared to $59.7 million ($10.60 per share) for the first six months of 2017. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the first six months of 2018:

•	$6.2 million in interest expense related to the settlement of a mandatorily redeemable noncontrolling interest ($1.14 per share);

•	$11.4 million in debt extinguishment costs (after-tax impact of $8.6 million, or $1.60 per share);

•	$16.7 million in net losses on marketable equity securities (after-tax impact of $12.7 million, or $2.30 per share);

•	a $4.3 million gain on the Kaplan University Transaction (after-tax impact of $1.8 million, or $0.33 per share);

•	$2.1 million in non-operating foreign currency losses (after-tax impact of $1.6 million, or $0.30 per share); and

•	$1.8 million in income tax benefits related to stock compensation ($0.33 per share).

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Items included in the Company’s net income for the first six months of 2017:

•	a $9.2 million goodwill and other long-lived asset impairment charge in other businesses (after-tax impact of $5.8 million, or $1.03 per share);

•	$5.2 million in non-operating foreign currency gains (after-tax impact of $3.3 million, or $0.58 per share); and

•	$5.9 million in income tax benefits related to stock compensation ($1.06 per share).
Revenue for the first six months of 2018 was $1,332.1 million, up 6% from $1,258.8 million in the first six months of 2017. Revenues increased at the television broadcasting and manufacturing businesses, offset by a decline at the education division. The Company reported operating income of $109.8 million for the first six months of 2018, compared to $60.0 million for first six months of 2017. Operating results improved at the education, television broadcasting and manufacturing businesses.
On April 27, 2017, certain subsidiaries of Kaplan, Inc. (Kaplan), a subsidiary of Graham Holdings Company entered into a Contribution and Transfer Agreement (Transfer Agreement) to contribute the institutional assets and operations of Kaplan University (KU) to an Indiana non-profit, public-benefit corporation that is a subsidiary affiliated with Purdue University (Purdue). The closing of the transactions contemplated by the Transfer Agreement occurred on March 22, 2018. At the same time, the parties entered into a Transition and Operations Support Agreement (TOSA) pursuant to which Kaplan will provide key non-academic operations support to the new university. The new university will operate almost exclusively online as a new Indiana public university affiliated with Purdue under the name Purdue University Global (Purdue Global).
Division Results
Education
Education division revenue totaled $370.0 million for the second quarter of 2018, down 4% from $386.5 million for the same period of 2017. Kaplan reported operating income of $37.6 million for the second quarter of 2018, up 13% from $33.3 million for the second quarter of 2017.
For the first six months of 2018, education division revenue totaled $745.5 million, down 2% from revenue of $759.4 million for the same period of 2017. Kaplan reported operating income of $60.3 million for the first six months of 2018, a 41% increase from $42.8 million for the first six months of 2017.
As a result of the KU Transaction that closed on March 22, 2018, the Company has revised the financial reporting for its education division to provide operating results for Higher Education and Professional (U.S.).
A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Six Months Ended
	June 30			June 30
(in thousands)	2018	2017	% Change	2018	2017	% Change
Revenue
Kaplan international	$184,303	$171,747	7	$367,885	$336,309	9
Higher education	85,981	111,840	(23)	185,811	222,951	(17)
Test preparation	68,604	75,730	(9)	127,755	140,298	(9)
Professional (U.S.)	31,057	27,364	13	64,413	60,563	6
Kaplan corporate and other	442	57	—	727	71	—
Intersegment elimination	(382)	(239)	—	(1,087)	(796)	—
	$370,005	$386,499	(4)	$745,504	$759,396	(2)
Operating Income (Loss)
Kaplan international	$24,187	$15,954	52	$44,591	$23,661	88
Higher education	11,219	13,140	(15)	12,574	15,586	(19)
Test preparation	6,120	5,741	7	6,641	2,877	—
Professional (U.S.)	4,780	4,571	5	14,095	14,729	(4)
Kaplan corporate and other	(7,100)	(4,722)	(50)	(14,846)	(11,665)	(27)
Amortization of intangible assets	(1,663)	(1,323)	(26)	(2,812)	(2,443)	(15)
Intersegment elimination	11	(30)	—	11	23	—
	$37,554	$33,331	13	$60,254	$42,768	41
Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue increased 7% and 9% for the second quarter and first six months of 2018, respectively. On a constant currency basis, revenue increased 3% for both the second quarter and first six months of 2018. Operating income increased to $24.2 million in the second quarter of

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2018, compared to $16.0 million in the second quarter of 2017. Operating income increased to $44.6 million for the first six months of 2018, compared to $23.7 million for the same period of 2017. These increases are due largely to improved results at Pathways, UK Professional, English-language and MPW.
Prior to the KU Transaction closing on March 22, 2018, Higher Education included Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. Following the KU Transaction closing, the Higher Education division includes the results as a service provider to higher education institutions.
In the second quarter and first six months of 2018, Higher Education revenue was down 23% and 17%, respectively, and operating results declined, due largely to the sale of KU on March 22, 2018 and fewer average enrollments at KU prior to the sale. The Company recorded the service fee with Purdue Global in the second quarter of 2018, based on an assessment of its collectability under the TOSA. The Company will continue to assess the collectability of the service fee with Purdue Global on a quarterly basis to make a determination as to whether to record all or part of the service fee in the future.
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. KTP revenue declined 9% for the second quarter and first six months of 2018 due to soft enrollments in certain test preparation programs and the disposition of Dev Bootcamp, which made up the majority of KTP’s new economy skills training programs. KTP operating results improved in the second quarter and first six months of 2018, due primarily to decreased losses from the new economy skills training programs. Operating losses for the new economy skills training programs were $1.8 million and $7.2 million for the first six months of 2018 and 2017, respectively. Dev Bootcamp was closed in the second half of 2017.
Kaplan Professional (U.S.) includes the domestic professional and other continuing education businesses. In the second quarter of 2018, Kaplan Professional (U.S.) revenue was up 13% and operating results improved 5%, due partly to the May 2018 acquisition of Professional Publications, Inc. (PPI), an independent publisher of professional licensing exam review materials that provides engineering, surveying, architecture, and interior design licensure exam review products. Revenues were up 6% for the first half of 2018, while operating results decreased 4% due to increased spending on sales and technology.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities, with increased healthcare and pension expense in 2018.
Television Broadcasting
Revenue at the television broadcasting division increased 8% to $114.1 million in the second quarter of 2018, from $106.1 million in the same period of 2017 due to an $8.7 million increase in retransmission revenues and a $3.9 million increase in political advertising revenue. Operating income for the second quarter of 2018 increased 3% to $41.1 million, from $39.8 million in the same period of 2017 due to higher revenues.
Revenue at the television broadcasting division increased 13% to $222.9 million in the first six months of 2018, from $197.6 million in the same period of 2017. The revenue increase is due primarily to $16.9 million in higher retransmission revenues, $8.6 million in 2018 incremental winter Olympics-related advertising revenue at the Company’s NBC stations, and a $6.1 million increase in political advertising revenue. Operating income for the first six months of 2018 increased 23% to $81.7 million from $66.3 million in the same period of 2017, due to higher revenues.
Manufacturing
Manufacturing includes four businesses: Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton Corp., a manufacturer of screw jacks and other linear motion systems; Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications; and Hoover Treated Wood Products, Inc., a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications that the Company acquired in April 2017.
Manufacturing revenues and operating income increased in the second quarter and first six months of 2018 due primarily to the Hoover acquisition.
In the second quarter of 2017, the Company recorded a $9.2 million goodwill and other long-lived asset impairment charge at Forney, due to lower than expected revenues resulting from sluggish overall demand for its energy products.

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Healthcare
The Graham Healthcare Group (GHG) provides home health and hospice services in three states. At the end of June 2017, GHG acquired Hometown Home Health and Hospice, a Lapeer, MI-based healthcare services provider. Healthcare revenues were up 1% in the first six months of 2018, while overall operating results were similar to results in 2017.
SocialCode
SocialCode is a provider of marketing solutions on social, mobile and video platforms. SocialCode revenue increased 2% for the first six months of 2018, due to modest growth in digital advertising service revenues. SocialCode reported operating losses of $1.7 million and $5.5 million in the second quarter and first six months of 2018, respectively, compared to operating income of $2.6 million and an operating loss of $1.9 million in the second quarter and first six months of 2017, respectively. The decline in 2018 results is largely attributable to a $4.7 million and $3.9 million credit related to SocialCode’s phantom equity plan that was included in the second quarter and first six months of 2017, respectively.
Other Businesses
Other businesses include Slate and Foreign Policy, which publish online and print magazines and websites; and two investment stage businesses, Panoply and CyberVista. Losses from each of these businesses in the first half of 2018 adversely affected operating results.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions.
Equity in Earnings (Losses) of Affiliates
At June 30, 2018, the Company held interests in a number of home health and hospice joint ventures, and interests in several other affiliates. In the second half of 2017, the Company acquired approximately 11% of Intersection Holdings, LLC, which provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. The Company recorded equity in earnings of affiliates of $0.9 million for the second quarter of 2018, compared to $1.3 million for the second quarter of 2017. The Company recorded equity in earnings of affiliates of $3.5 million for the first six months of 2018, compared to $2.0 million for the first six months of 2017.
Net Interest Expense, Debt Extinguishment Costs and Related Balances
On May 30, 2018, the Company issued 5.75% unsecured eight-year fixed-rate notes due June 1, 2026. Interest is payable semi-annually on June 1 and December 1, beginning on December 1, 2018. On June 29, 2018, the Company used the net proceeds from the sale of the notes and other cash to repay $400 million of 7.25% notes that were due February 1, 2019. The Company incurred $11.4 million in debt extinguishment costs related to the early termination of the 7.25% notes.
The Company incurred net interest expense of $15.3 million and $22.0 million for the second quarter and first six months of 2018, compared to $7.9 million and $14.6 million for the second quarter and first six months of 2017. The Company incurred $6.2 million in interest expense related to the mandatorily redeemable noncontrolling interest at the Graham Healthcare Group settled in the second quarter of 2018. The increased interest expense in 2018 is also due to both the $400 million eight-year and ten-year notes outstanding for the month of June 2018.
At June 30, 2018, the Company had $485.3 million in borrowings outstanding at an average interest rate of 5.0% and cash, marketable equity securities and other investments of $776.9 million.
Non-operating Pension and Postretirement Benefit Income, net
In the first quarter of 2018, the Company adopted new accounting guidance that changes the income statement classification of net periodic pension and postretirement pension cost. Under the new guidance, service cost is included in operating income, while the other components (including expected return on assets) are included in non-operating income. The new guidance was required to be applied retrospectively, with prior period financial information revised to reflect the reclassification. From a segment reporting perspective, this change had a significant impact on Corporate office reporting, with minimal impact on the television broadcasting and Kaplan corporate reporting.

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The Company recorded net non-operating pension and postretirement benefit income of $23.0 million and $44.4 million for the second quarter and first six months of 2018, compared to $18.6 million and $37.4 million for the second quarter and first six months of 2017.
Loss on Marketable Equity Securities, net
In the first quarter of 2018, the Company adopted new guidance that requires changes in the fair value of marketable equity securities to be included in non-operating income (expense) on a prospective basis. Overall, the Company recognized $2.6 million and $16.7 million in net losses on marketable equity securities in the second quarter and first six months of 2018, respectively.
Other Non-Operating Income (Expense)
The Company recorded total other non-operating income, net, of $2.3 million for the second quarter of 2018, compared to $4.1 million for the second quarter of 2017. The 2018 amounts included a $1.4 million contingent consideration gain related to the sale of a business; a $2.5 million gain on sale of land and other items; partially offset by $2.3 million in foreign currency losses. The 2017 amounts included $3.5 million in foreign currency gains, and other items.
The Company recorded total other non-operating income, net, of $11.5 million for the first six months of 2018, compared to $4.9 million for the first six months of 2017. The 2018 amounts included a $7.2 million gain on sales of businesses and related contingent consideration; a $2.8 million gain on sale of a cost method investment; a $2.5 million gain on sale of land and other items; offset by $2.1 million in foreign currency losses. The 2017 amounts included $5.2 million in foreign currency gains, offset by other items.
Provision for Income Taxes
The Company’s effective tax rate for the first six months of 2018 was 24.9%. The Tax Cuts and Jobs Act was enacted in December 2017, which included lowering the federal corporate income tax rate from 35% to 21%.
The Company's effective tax rate for the first six months of 2017 was 29.7%. This low effective tax rate is due to a $5.9 million income tax benefit related to the vesting of restricted stock awards. In the first quarter of 2017, the Company adopted a new accounting standard that requires all excess income tax benefits and deficiencies from stock compensation to be recorded as discrete items in the provision for income taxes. Excluding this $5.9 million benefit, the overall income tax rate for the first six months of 2017 was 36.3%.
Earnings Per Share
The calculation of diluted earnings per share for the second quarter and first six months of 2018 was based on 5,362,277 and 5,417,162 weighted average shares outstanding, compared to 5,577,275 and 5,573,167 for the second quarter and first six months of 2017. At June 30, 2018, there were 5,346,550 shares outstanding. On November 9, 2017, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 315,646 shares as of June 30, 2018.
Adoption of Revenue Recognition Standard
On January 1, 2018, the Company adopted the new revenue recognition guidance using the modified retrospective approach. If the company applied the accounting policies under the previous guidance, revenue would have been $1.3 million lower and operating expenses would have been $0.8 million lower for the first six months of 2018.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	June 30%
(in thousands, except per share amounts)	2018	2017	Change
Operating revenues	$672,677	$676,087	(1)
Operating expenses	582,033	590,720	(1)
Depreciation of property, plant and equipment	13,619	15,871	(14)
Amortization of intangible assets	11,399	10,531	8
Impairment of goodwill and other long-lived assets	—	9,224	—
Operating income	65,626	49,741	32
Equity in earnings of affiliates, net	931	1,331	(30)
Interest income	1,901	1,173	62
Interest expense	(17,165)	(9,035)	90
Debt extinguishment costs	(11,378)	—	—
Non-operating pension and postretirement benefit income, net	23,041	18,620	24
Loss on marketable equity securities, net	(2,554)	—	—
Other income, net	2,333	4,069	(43)
Income before income taxes	62,735	65,899	(5)
Provision for income taxes	16,100	23,900	(33)
Net income	46,635	41,999	11
Net income attributable to noncontrolling interests	(69)	(3)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$46,566	$41,996	11
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$8.69	$7.51	16
Basic average number of common shares outstanding	5,325	5,539
Diluted net income per common share	$8.63	$7.46	16
Diluted average number of common shares outstanding	5,362	5,577

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	June 30%
(in thousands, except per share amounts)	2018	2017	Change
Operating revenues	$1,332,113	$1,258,804	6
Operating expenses	1,172,229	1,141,696	3
Depreciation of property, plant and equipment	28,261	30,523	(7)
Amortization of intangible assets	21,783	17,367	25
Impairment of goodwill and other long-lived assets	—	9,224	—
Operating income	109,840	59,994	83
Equity in earnings of affiliates, net	3,510	1,980	77
Interest income	3,273	2,536	29
Interest expense	(25,236)	(17,164)	47
Debt extinguishment costs	(11,378)	—	—
Non-operating pension and postretirement benefit income, net	44,427	37,421	19
Loss on marketable equity securities, net	(16,656)	—	—
Other income, net	11,520	4,918	—
Income before income taxes	119,300	89,685	33
Provision for income taxes	29,700	26,600	12
Net income	89,600	63,085	42
Net income attributable to noncontrolling interests	(143)	(3)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$89,457	$63,082	42
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$16.52	$11.29	46
Basic average number of common shares outstanding	5,380	5,537
Diluted net income per common share	$16.40	$11.21	46
Diluted average number of common shares outstanding	5,417	5,573

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30%			June 30%
(in thousands)	2018	2017	Change	2018	2017	Change
Operating Revenues
Education	$370,005	$386,499	(4)	$745,504	$759,396	(2)
Television broadcasting	114,086	106,102	8	222,888	197,598	13
Manufacturing	126,462	120,672	5	243,868	182,570	34
Healthcare	38,208	38,220	—	75,829	75,119	1
SocialCode	14,770	14,855	(1)	28,069	27,429	2
Other businesses	9,167	9,739	(6)	16,000	16,692	(4)
Corporate office	—	—	—	—	—	—
Intersegment elimination	(21)	—	—	(45)	—	—
	$672,677	$676,087	(1)	$1,332,113	$1,258,804	6
Operating Expenses
Education	$332,451	$353,168	(6)	$685,250	$716,628	(4)
Television broadcasting	72,968	66,325	10	141,228	131,338	8
Manufacturing	117,797	124,847	(6)	226,575	183,080	24
Healthcare	37,444	37,836	(1)	76,456	75,661	1
SocialCode	16,512	12,251	35	33,592	29,333	15
Other businesses	17,144	17,470	(2)	32,519	33,218	(2)
Corporate office	12,756	14,449	(12)	26,698	29,552	(10)
Intersegment elimination	(21)	—	—	(45)	—	—
	$607,051	$626,346	(3)	$1,222,273	$1,198,810	2
Operating Income (Loss)
Education	$37,554	$33,331	13	$60,254	$42,768	41
Television broadcasting	41,118	39,777	3	81,660	66,260	23
Manufacturing	8,665	(4,175)	—	17,293	(510)	—
Healthcare	764	384	99	(627)	(542)	(16)
SocialCode	(1,742)	2,604	—	(5,523)	(1,904)	—
Other businesses	(7,977)	(7,731)	(3)	(16,519)	(16,526)	—
Corporate office	(12,756)	(14,449)	12	(26,698)	(29,552)	10
	$65,626	$49,741	32	$109,840	$59,994	83
Depreciation
Education	$6,839	$8,325	(18)	$14,445	$16,909	(15)
Television broadcasting	2,974	2,991	(1)	6,045	5,585	8
Manufacturing	2,331	2,404	(3)	4,782	3,912	22
Healthcare	647	1,194	(46)	1,300	2,263	(43)
SocialCode	200	251	(20)	433	497	(13)
Other businesses	375	415	(10)	750	776	(3)
Corporate office	253	291	(13)	506	581	(13)
	$13,619	$15,871	(14)	$28,261	$30,523	(7)
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$1,663	$1,323	26	$2,812	$2,443	15
Television broadcasting	1,408	970	45	2,816	1,872	50
Manufacturing	5,935	15,734	(62)	11,871	18,811	(37)
Healthcare	1,809	1,644	10	3,617	3,298	10
SocialCode	584	84	—	667	167	—
Other businesses	—	—	—	—	—	—
Corporate office	—	—	—	—	—	—
	$11,399	$19,755	(42)	$21,783	$26,591	(18)
Pension Expense
Education	$1,878	$2,153	(13)	$4,542	$4,859	(7)
Television broadcasting	601	479	25	1,094	972	13
Manufacturing	19	22	(14)	36	47	(23)
Healthcare	165	166	(1)	287	332	(14)
SocialCode	205	142	44	361	296	22
Other businesses	154	85	81	270	223	21
Corporate office	1,295	1,544	(16)	2,667	2,776	(4)
	$4,317	$4,591	(6)	$9,257	$9,505	(3)

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30%			June 30%
(in thousands)	2018	2017	Change	2018	2017	Change
Operating Revenues
Kaplan international	$184,303	$171,747	7	$367,885	$336,309	9
Higher education	85,981	111,840	(23)	185,811	222,951	(17)
Test preparation	68,604	75,730	(9)	127,755	140,298	(9)
Professional (U.S.)	31,057	27,364	13	64,413	60,563	6
Kaplan corporate and other	442	57	—	727	71	—
Intersegment elimination	(382)	(239)	—	(1,087)	(796)	—
	$370,005	$386,499	(4)	$745,504	$759,396	(2)
Operating Expenses
Kaplan international	$160,116	$155,793	3	$323,294	$312,648	3
Higher education	74,762	98,700	(24)	173,237	207,365	(16)
Test preparation	62,484	69,989	(11)	121,114	137,421	(12)
Professional (U.S.)	26,277	22,793	15	50,318	45,834	10
Kaplan corporate and other	7,542	4,779	58	15,573	11,736	33
Amortization of intangible assets	1,663	1,323	26	2,812	2,443	15
Intersegment elimination	(393)	(209)	—	(1,098)	(819)	—
	$332,451	$353,168	(6)	$685,250	$716,628	(4)
Operating Income (Loss)
Kaplan international	$24,187	$15,954	52	$44,591	$23,661	88
Higher education	11,219	13,140	(15)	12,574	15,586	(19)
Test preparation	6,120	5,741	7	6,641	2,877	—
Professional (U.S.)	4,780	4,571	5	14,095	14,729	(4)
Kaplan corporate and other	(7,100)	(4,722)	(50)	(14,846)	(11,665)	(27)
Amortization of intangible assets	(1,663)	(1,323)	(26)	(2,812)	(2,443)	(15)
Intersegment elimination	11	(30)	—	11	23	—
	$37,554	$33,331	13	$60,254	$42,768	41
Depreciation
Kaplan international	$3,764	$3,609	4	$7,738	$7,291	6
Higher education	1,274	2,484	(49)	3,132	5,132	(39)
Test preparation	973	1,332	(27)	1,951	2,673	(27)
Professional (U.S.)	670	765	(12)	1,312	1,548	(15)
Kaplan corporate and other	158	135	17	312	265	18
	$6,839	$8,325	(18)	$14,445	$16,909	(15)
Pension Expense
Kaplan international	$84	$87	(3)	$167	$174	(4)
Higher education	804	1,742	(54)	2,210	3,484	(37)
Test preparation	729	911	(20)	1,458	1,822	(20)
Professional (U.S.)	290	302	(4)	580	604	(4)
Kaplan corporate and other	(29)	(889)	(97)	127	(1,225)	—
	$1,878	$2,153	(13)	$4,542	$4,859	(7)

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended June 30
	2018			2017
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$62,735	$16,100	$46,635	$65,899	$23,900	$41,999
Attributable to noncontrolling interests			(69)			(3)
Attributable to Graham Holdings Company Stockholders			46,566			41,996
Adjustments:
Goodwill and other long-lived asset impairment charge	—	—	—	9,224	3,413	5,811
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest	6,169	—	6,169	—	—	—
Debt extinguishment costs	11,378	2,731	8,647	—	—	—
Net losses on marketable equity securities	2,554	613	1,941	—	—	—
Foreign currency loss (gain)	2,266	544	1,722	(3,466)	(1,283)	(2,183)
Net Income, adjusted (non-GAAP)			$65,045			$45,624

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$8.63			$7.46
Adjustments:
Goodwill and other long-lived asset impairment charge			—			1.03
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest			1.14			—
Debt extinguishment costs			1.60			—
Net losses on marketable equity securities			0.36			—
Foreign currency loss (gain)			0.32			(0.39)
Diluted income per common share, adjusted (non-GAAP)			$12.05			$8.10

The adjusted diluted per share amounts may not compute due to rounding.

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	Six Months Ended June 30
	2018			2017
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$119,300	$29,700	$89,600	$89,685	$26,600	$63,085
Attributable to noncontrolling interests			(143)			(3)
Attributable to Graham Holdings Company Stockholders			$89,457			$63,082
Adjustments:
Goodwill and other long-lived asset impairment charge	—	—	—	9,224	3,413	5,811
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest	6,169	—	6,169	—	—	—
Debt extinguishment costs	11,378	2,731	8,647	—	—	—
Net losses on marketable equity securities	16,656	3,997	12,659	—	—	—
Gain on Kaplan University Transaction	(4,315)	(2,472)	(1,843)	—	—	—
Foreign currency loss (gain)	2,089	502	1,587	(5,194)	(1,922)	(3,272)
Tax benefit related to stock compensation	—	1,810	(1,810)	—	5,933	(5,933)
Net Income, adjusted (non-GAAP)			$114,866			$59,688

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$16.40			$11.21
Adjustments:
Goodwill and other long-lived asset impairment charge			—			1.03
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest			1.14			—
Debt extinguishment costs			1.60			—
Net losses on marketable equity securities			2.30			—
Gain on Kaplan University Transaction			(0.33)			—
Foreign currency loss (gain)			0.30			(0.58)
Tax benefit related to stock compensation			(0.33)			(1.06)
Diluted income per common share, adjusted (non-GAAP)			$21.08			$10.60

The adjusted diluted per share amounts may not compute due to rounding.

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